Exhibit 99.1
                           CACI International Inc
                        CACI Acquisition Corporation
                               QuesTech, Inc.

                        AGREEMENT and PLAN OF MERGER
                        ----------------------------

                              Table of Contents


Article 1  Definitions
           1.1    Certain Matters of Construction
           1.2    Cross References
           1.3    Certain Definitions

Article 2  The Merger
           2.1    Procedure for the Merger
           2.2    Surviving Corporation
                  2.2.1   Corporate Existence
                  2.2.2   Certificate of Incorporation and By-laws
                  2.2.3   Directors
                  2.2.4   Effect of the Merger
           2.3        Conversion of Stock
                  2.3.1   Stock of the Company
                  2.3.2   Merger Price Per Share
                  2.3.3   Adjustment to Merger Price Per Share
                  2.3.4   Stock of Merger Sub
           2.4    Payment of Merger Price
                  2.4.1   Stockholder List
                  2.4.2   Payment to Paying Agent
                  2.4.3   Letters of Transmittal
           2.5    Additional Actions

Article 3  Representations And Warranties Of The Company
           3.1    Corporate Status of the Company
           3.2    Capital Stock
                  3.2.1   Authorized Stock of the Company
                  3.2.2   Options and Convertible Securities of the Company
           3.3    Subsidiaries
           3.4    Authority for Agreement; Noncontravention
                  3.4.1   Authority
                  3.4.2   No Conflict
           3.5    Financial Statements
           3.6    Absence of Material Adverse Changes and Undisclosed
                    Liabilities
           3.7    Compliance with Applicable Law, Articles and By-Laws
           3.8    Litigation and Audits
           3.9    Tax Matters
                  3.9.1   Filing of Returns
                  3.9.2   Payment of Taxes
                  3.9.3   Withholding
                  3.9.4   Assessments
                  3.9.5   Access to Returns
                  3.9.6   Definition of Taxes
           3.10   Employee Benefit Plans
                  3.10.1  List of Plans
                  3.10.2  ERISA
                  3.10.3  Plan Determinations
                  3.10.4  Funding
           3.11   Employment-Related Matters
                  3.11.1  Labor Relations
                  3.11.2  Employee List
           3.12   Environmental
                  3.12.1  Environmental Laws
                  3.12.2  Environmental Claims
                  3.12.3  No Basis for Claims
           3.13   No Broker's or Finder's Fees
           3.14   Assets Other Than Real Property
                  3.14.1  Title
                  3.14.2  Accounts Receivable
                  3.14.3  Condition
           3.15   Real Property
                  3.15.1  Company Real Property
                  3.15.2  Company Leases
                  3.15.3  Condition
           3.16   Agreements, Contracts and Commitments
                  3.16.1  Company Agreements
                  3.16.2  Validity
           3.17   Intellectual Property
                  3.17.1  Right to Intellectual Property
                  3.17.2  No Conflict
                  3.17.3  Employee Agreements
           3.18   Insurance Contracts
           3.19   Banking Relationships
           3.20   Proxy Statement

Article 4  Representations And Warranties Of Parent And Merger Sub
           4.1    Corporate Status of Parent and its Subsidiaries
           4.2    Authorized Stock of Merger Sub
           4.3    Authority for Agreement; Noncontravention
                  4.3.1   Authority of Parent
                  4.3.2   No Conflict
           4.4    SEC Statements, Reports and Documents
           4.5    Absence of Material Adverse Changes
           4.6    Litigation and Audits
           4.7    Proxy Statement

Article 5  Conduct Prior To The Effective Time
           5.1    Conduct of Business of the Company
           5.2    Conduct of Business of Parent

Article 6  Additional Agreements
           6.1    Proxy Statement
           6.2    Meeting of Stockholders
           6.3    Amendment of Stock Options
           6.4    Disposition of QTPI
           6.5    Exclusivity
           6.6    Expenses
           6.7    Affiliate Agreements
           6.8    Access and Information
           6.9    Public Disclosure
           6.10   No Solicitation of Employees
           6.11   Directors and Officers Indemnification
           6.12   Reasonable Efforts

Article 7  Conditions Precedent
           7.1    Conditions Precedent to the Obligations of Each Party
                  7.1.1   Stockholder Approval
                  7.1.2   Hart-Scott-Rodino Compliance
                  7.1.3   No Injunction
                  7.1.4   Illegality
           7.2 Conditions Precedent to Obligation of Parent and Merger Sub to Effect the Merger
                  7.2.1   Representations and Warranties
                  7.2.2   Agreements and Covenants
                  7.2.3   Legal Opinion
                  7.2.4   Closing Documents
                  7.2.5   Third Party Consents
                  7.2.6   Material Adverse Effect
                  7.2.7   Company Closing Certificate
                  7.2.8   Stockholder List
                  7.2.9   Disposition of QTPI
                  7.2.10  Amendment of Stock Options
           7.3 Conditions to Obligations of the Company to Effect the Merger
                  7.3.1   Representations and Warranties
                  7.3.2   Agreements and Covenants
                  7.3.3   Legal Opinion
                  7.3.4   Closing Documents
                  7.3.5   Material Adverse Effect
                  7.3.6   Parent Closing Certificate
                  7.3.7   Payment of Purchase Price

Article 8  Survival Of Representations
           8.1    Survival of Representations
                  8.1.1  The Company's Representations
                  8.1.2  Parent's Representations

Article 9  Other Provisions
           9.1    Termination Events
           9.2    Notices
           9.3    Entire Agreement
           9.4    Assignability
           9.5    Validity
           9.6    Specific Performance
           9.7    Governing Law
           9.8    Counterparts

                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------

     Agreement and Plan of Merger, dated as of July 30, 1998 (the
"Agreement"), by and among CACI International Inc, a Delaware corporation ("Parent"), CACI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent, ("Merger Sub") and QuesTech, Inc., a Virginia corporation (the "Company"). Merger Sub and the Company together are sometimes referred to herein as the "Constituent Corporations."

                             W I T N E S S E T H
                             - - - - - - - - - -

     WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have determined that it is advisable that Merger Sub be merged with and into the Company (the "Merger") on the terms and conditions set forth herein and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Stock Corporation Act of the Commonwealth of Virginia (the "VSCA");

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations and warranties and other agreements in connection with the Merger;

     NOW, THEREFORE, Parent, Merger Sub and the Company hereby agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS
                                 -----------

1.1 CERTAIN MATTERS OF CONSTRUCTION. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

1.2 CROSS REFERENCES. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

      Term                                    Definition
      ----                                    ----------

      Acquisition Proposals                   Section 6.5
      Adjustment Amount                       Section 2.3.3
      Adjustment Price Per Share              Section 2.3.3
      Affiliate Agreements                    Section 6.7
      Agreement                               Preamble
      Certificate of Merger                   Section 2.1
      Closing                                 Section 2.1
      Closing Date                            Section 2.1
      Company                                 Preamble
      Company Balance Sheet                   Section 3.5
      Company Common Stock                    Section 2.3.1
      Company Financial Statements            Section 3.5
      Company Insurance Contracts             Section 3.18
      Company Meeting                         Section 3.20
      Company Proprietary Rights              Section 3.17.1
      Company Plans                           Section 3.10.1
      Constituent Corporations                Preamble
      Effective Date                          Section 2.1
      Effective Time                          Section 2.1
      Employee List                           Section 3.11.2
      Encumbrances                            Section 3.14.1
      GAAP                                    Section 3.5
      DGCL                                    Preamble
      Governmental Entity                     Section 3.4.2
      Indemnified Parties                     Section 6.12
      Independent Accountants                 Section 2.3.3
      Liabilities                             Section 3.6.
      Merger                                  Preamble
      Merger Price Per Share                  Section 2.3.2
      Merger Sub                              Preamble
      Merger Sub Stock                        Section 2.3.3.
      Net Proceeds Notification               Section 2.3.3
      Net Proceeds of Sale                    Section 2.3.3

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      Parent                                  Preamble
      Parent Balance Sheet                    Section 4.4
      Parent Reports                          Section 4.4.
      Parent Stock                            Section 2.3.1.
      Paying Agent                            Section 2.4
      Permits                                 Section 3.7.
      Proxy Statement                         Section 3.20.
      Stockholder List                        Section 2.4.1.
      Stockholders                            Section 2.4.1.
      Surviving Corporation                   Section 2.1.
      Taxes                                   Section 3.9.6.
      Transmittal Letter                      Section 2.4.3.
      VSCA                                    Preamble


1.3 Certain Definitions. As used herein, the following terms shall have the following meanings:

Affiliate: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

COBRA: the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA.

Closing Certificate:   a certificate of the secretary of the entity certifying
as to the incumbency of officers, corporate resolutions to effect the transactions contemplated by this Agreement and as to the articles of organization and by-laws.

Code:  the U.S. Internal Revenue Code of 1986, as amended from time to time.

Commercial Software: packaged commercial software programs generally available to the public through retail dealers in computer software or directly from the manufacturer which have been licensed to the Company and which are used in the Company's business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's products and related trademarks, technology and know-how.

Company Leases: each lease, sublease, license or other agreement under which the Company or any of its Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that (a) provides for future minimum payments of $50,000 or more (ignoring any right of cancellation or termination) or (b) the cancellation or termination of which would have a Company Material Adverse Effect.

Company Material Adverse Effect: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of the Company and its Subsidiaries considered on a consolidated basis.

Company Option Plans: the Company's 1994 and 1996 Incentive Stock Option Plans and its 1996 Stock Option Plan for Non-Employee Directors.

Company SECT: the Stock Employee Compensation Trust governed by the Amended and Restated Trust Agreement effective as of March 25, 1998, by and among the Company and certain individual Directors of the Company as Trustees.

Company Stock Options: options to purchase Company Common Stock outstanding under the Company Option Plans.

control (including with correlative meaning, controlled by and under common control with): as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Environmental Claim: any notice alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release of any Material of Environmental Concern at any location, whether or not owned by that party or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

Environmental Laws: any and all statutes, regulations and ordinances relating to the protection of public health, safety or the environment.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: with respect to a party, any member (other than that party) of a controlled group of corporations, group of trades or businesses under common control or affiliated service group that includes that party (as defined for purposes of Section 414(b), (c) and (m) of the Code).

Exchange Act: the Securities Exchange Act of 1934, as amended.

H-S-R Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Letter of Intent: the letter dated May 18, 1998 from the Chairman and Chief Executive Officer of Parent to the Chairman and Chief Executive Officer of the Company expressing the companies' intention to effect the merger and related transactions, subject to execution of this Agreement and other matters.

Materials of Environmental Concern: petroleum and its by-products and all substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

Parent Material Adverse Effect: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of Parent and its Subsidiaries considered on a consolidated basis.

Permitted Encumbrances: (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith,
(b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under
Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, (g) liens under
Article 9 of the Uniform Commercial Code that are purchase money security interests, and (h) such imperfections or minor defects of title, easements, rights-of-way and other similar restrictions (if any) as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the properties or assets of the party subject thereto or affected thereby, and do not otherwise adversely affect or impair the business or operations of such party.

Person: an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

QTPI: QuesTech Packaging, Inc., a Virginia corporation wholly owned by the Company.

SEC: the Securities and Exchange Commission, or any Governmental Entity succeeding to its functions.

Securities Act: the Securities Act of 1933, as amended.

Subsidiary: any corporation, association, or other business entity a majority (by number of votes on the election of directors or persons holding positions with similar responsibilities) of the shares of capital stock (or other voting interests) of which is owned by Parent, the Company or their respective Subsidiaries, as the case may be. Except when expressly included as a Subsidiary in any provision of this Agreement, QTPI shall not be considered a Subsidiary.

                                  ARTICLE 2
                                  THE MERGER
                                  ----------

2.1 Procedure for the Merger. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Parent in Arlington, Virginia, commencing at 10:00 a.m. local time on September 30, 1998, or on such other date as the parties may agree after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the
transactions contemplated hereby ("Closing Date").   At the Closing, Merger
Sub shall be merged, in accordance with section 252 of the DGCL and section 13.1-722 of the VSCA, with and into the Company, which shall be and is sometimes referred to herein to as the"Surviving Corporation@. The Merger shall be effected by filing a certificate of merger/articles of merger, substantially in the form of Exhibit 2.1 attached hereto (the "Certificate of Merger"), with the Secretary of State of Delaware in accordance with section 252(c) of the DGCL and with the Secretary of State of Virginia in accordance
with section 13.1-720 of the VSCA.   Each certificate filed shall provide that
the merger will be effective at 12:01 am (the "Effective Time") on the Closing Date.

2.2   Surviving Corporation.

      2.2.1 Corporate Existence. The Surviving Corporation shall continue its corporate existence under the laws of the Commonwealth of Virginia. The separate corporate existence of Merger Sub shall cease at the Effective Time.

      2.2.2 Certificate of Incorporation and By-laws. The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until the same shall be amended thereafter in accordance with the VSCA and such articles of incorporation. The by-laws of Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until the same shall be amended thereafter in accordance with the VSCA, the certificate of incorporation of the Surviving Corporation and such by-laws.

      2.2.3 Directors. As of the Effective Time, J. P. London, James P. Allen, Jeffrey P. Elefante, Warren R. Phillips, and Charles P. Revoile shall be the directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

      2.2.4 Effect of the Merger. As of the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the VSCA. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.3      Conversion of Stock.

      2.3.1 Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock, $.05 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Common Stock held in the Company's treasury) will be canceled and extinguished and be converted automatically into the right to receive payment of the Merger Price Per Share in accordance with the terms and provisions of this Agreement.

      2.3.2 Merger Price Per Share. The Merger Price Per Share shall be Eighteen Dollars and Thirty-Seven and One-Half Cents ($18.375) plus the Adjustment Price Per Share.

      2.3.3  Adjustment to Merger Price Per Share.

            (a) As soon as practicable after the Company completes disposition of its entire interest in QTPI, the Company and Parent shall cooperate to determine the Net Proceeds of Sale (as defined herein) received by the Company or QTPI on that disposition. The Net Proceeds of Sale shall be calculated by deducting from the purchase price received by the Company or QTPI from the sale of QTPI's stock or assets (a) the costs and expenses (including attorney, broker, and accounting fees and expenses) incurred in connection with the sale of QTPI's stock or assets, (b) any liquidation costs of QTPI and (c) any reserves for any liabilities or obligations of QTPI, fixed, accrued, contingent or otherwise.

            (b) Upon agreement of the Net Proceeds of Sale, the aggregate Merger Price to be paid by Parent shall be increased or decreased, as the case may be by the Adjustment Price Per Share, which shall be calculated by dividing the Net Proceeds of Sale by the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Company Common Stock held in the Company's treasury.)

      2.3.4 Stock of Merger Sub. At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

2.4   Payment of Merger Price.

      2.4.1 Stockholder List. The Company shall prepare a list (the "Stockholder List") setting forth the names and addresses of all Persons who are the record holders of Company Common Stock immediately prior to the Effective Time (the "Stockholders"), which it shall deliver to Parent at the Closing.

      2.4.2 Payment to Paying Agent. At the Closing, Parent shall pay the aggregate Merger Price by wire transfer to a bank, trust company, or similar professional fiduciary appointed jointly by Parent and the Company (the "Paying Agent"), to be held for distribution to the Stockholders as provided in this Section 2.4.

      2.4.3 Letters of Transmittal. At or promptly after the Effective Time, the Surviving Corporation will send or deliver to each Stockholder two or more copies of a Letter of Transmittal in a form mutually agreed by the parties. Thereafter, the Paying Agent shall pay to each Stockholder who submits a properly completed and executed Letter of Transmittal accompanied by surrender of the certificate or certificates for shares of Company Common Stock for which that Stockholder claims payment, the aggregate amount of the Purchase Price Per Share to which that Stockholder is entitled.

2.5 Additional Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm in the Surviving Corporation title to or ownership or possession of any property, right, privilege, power, franchise or other asset of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                  ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                ---------------------------------------------


The Company represents and warrants to Parent and Merger Sub as follows:

3.1 Corporate Status of the Company. Except as set forth on Schedule 3.1 hereto, the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being
conducted.   Except as set forth on Schedule 3.1 hereto, the Company and its
Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties owned or held under lease by each or the nature of the business transacted by each makes qualification necessary, except where failure to be so qualified would not have a Company Material Adverse Effect. All jurisdictions in which the Company and its Subsidiaries are qualified to do business are set forth on Schedule 3.1 hereto.

3.2   Capital Stock.

      3.2.1 Authorized Stock of the Company. The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock, of which 1,916,004 shares were issued and outstanding (excluding 9,900 shares held in Treasury) as of March 31, 1998 All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

      3.2.2 Options and Convertible Securities of the Company. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. Since March 31, 1998, the Company has not issued, sold or otherwise disposed of any shares of its capital stock, other than pursuant to the Company Option Plans. Except for the Affiliate Agreements and except as set forth on
Schedule 3.2, there are no voting trusts or other agreements or understandings to which the Company or any Stockholder is a party with respect to the voting of the shares of Company Common Stock and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of Company Common Stock or other equity securities of the Company.

3.3 Subsidiaries. A list of the Company's Subsidiaries and their respective jurisdictions of incorporation is set forth on Schedule 3.3 hereto. Except as set forth on Schedule 3.3, immediately prior to the Closing, the Company will beneficially and of record own all of the outstanding securities of its Subsidiaries (except for directors qualifying shares, nominee shares and the like), free and clear of all liens, charges, pledges, security interests, encumbrances, and other restrictions and agreements with respect thereto. All of the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of any shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock of any of the Company's Subsidiaries.

3.4   Authority for Agreement; Noncontravention.

      3.4.1 Authority. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than the approval of the Merger by the vote of the holders of at least two-thirds of the Company's Common Stock. This Agreement and the other agreements contemplated hereby to be signed by the Company have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby is subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      3.4.2 No Conflict. Except as set forth on Schedule 3.4 hereto, neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of the Company or its Subsidiaries, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority (each a "Governmental Entity") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretaries of State of the Commonwealth of Virginia and the State of Delaware, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iii) filing with the Federal Trade Commission and the United States Department of Justice pursuant to the provisions of the H-S-R Act, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect.

3.5 Financial Statements. The Company has previously furnished Parent with an accurate and complete copy of the consolidated balance sheets of the Company as of December 31, 1997, 1996, and 1995 and March 31, 1998 and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for the respective years and the three-month period then ended. The annual financial statements were audited by Grant Thornton LLP, the Company's certified public accountants. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "Company Financial Statements" and the audited consolidated balance sheet of the Company and its Subsidiaries (including QTPI) as of December 31, 1997 is referred to herein as the "Company Balance Sheet." Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents in all material respects the financial position of the Company and its Subsidiaries (including
QTPI) as of its date, and the other statements included in the Company Financial Statements (including any related notes) fairly present in all material respects the results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries (including
QTPI) for the periods therein set forth, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied, subject, in the case of the three-month period, to normal year-end adjustments (all except as otherwise stated therein).

3.6 Absence of Material Adverse Changes and Undisclosed Liabilities. Except as set forth on Schedule 3.6 hereto, since the date of the Company Balance Sheet, (a) the Company has not suffered any Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Company Material Adverse Effect and (b) there have been no dividends or other distributions declared or paid in respect of, or any repurchase or redemption by the Company of, any of the shares of capital stock of the Company, or any commitment relating to any of the foregoing. Except as set forth on Schedule 3.6, neither the Company nor any of its Subsidiaries (including QTPI) has any material liabilities or obligations, fixed, accrued, contingent or otherwise (collectively, "Liabilities"), that are not fully reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Company Financial Statements, except (i) Liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, none of which individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) Liabilities permitted or contemplated by this Agreement, and (iii) Liabilities expressly disclosed on the Schedules delivered hereunder.

3.7 Compliance with Applicable Law, Articles and By-Laws. Each of the Company and its Subsidiaries has all requisite licenses, permits and certificates from all Governmental Entities (collectively, "Permits") necessary to conduct its business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated, except as set forth on Schedule 3.7 hereto. All of the Company's and its Subsidiaries' Permits are in full force and effect. Each of the Company and its Subsidiaries is in compliance in all material respects with all the terms and conditions related to such Permits. There are no proceedings in progress, pending or, to the knowledge of the Company, threatened, which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of the Company and its Subsidiaries is not being conducted in violation of any applicable law, statute, ordinance, regulation, rule, judgment, decree, order, Permit, concession, grant or other authorization of any Governmental Entity, except for any violations that, in the aggregate, do not and could not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor its Subsidiaries is in default or violation of any provision of its charter documents or its by-laws.

3.8 Litigation and Audits. Except for any claim, action, suit or proceeding set forth on Schedule 3.8 or 3.9 hereto, (a) there is no investigation by any Governmental Entity with respect to the Company or its Subsidiaries (including
QTPI) pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries (including QTPI) an intention to conduct the same; (b) there is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries (including QTPI), or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, that, if adversely determined, either singly or in the aggregate, would have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby; and (c) there are no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries (including QTPI).

3.9   Tax Matters.

      3.9.1 Filing of Returns. Except as set forth on Schedule 3.9 hereto, the Company and its Subsidiaries have prepared and filed on a timely basis with all appropriate governmental authorities all material returns in respect of Taxes that they are required to file on or prior to the Closing, and all such returns are correct and complete in all material respects.

      3.9.2 Payment of Taxes. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have paid in full all Taxes due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, the Company has made adequate provision in its books and records and financial statements for such payment.

      3.9.3 Withholding. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

      3.9.4 Assessments. Except as set forth on Schedule 3.9, there are no assessments of the Company or its Subsidiaries with respect to Taxes that have been issued and are outstanding. Except as set forth on Schedule 3.9, no Governmental Entity has examined or audited the Company in respect of Taxes. Except as set forth on Schedule 3.9, neither the Company nor any of its Subsidiaries has received any indication in writing from any Governmental Entity that an assessment in respect of the Company or any of its Subsidiaries is proposed. Except with respect to the matters set forth on Schedule 3.9 hereof, neither the Company nor any of its Subsidiaries has executed or filed any agreement extending the period of assessment or collection of any Taxes.

      3.9.5 Access to Returns. Parent has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by the Company and its Subsidiaries since January 1, 1990. Parent has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of the Company or its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company or its Subsidiaries.

      3.9.6 Definition of Taxes. As used herein, "Taxes" means all taxes, levies and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax including unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Entity (including federal, state, municipal and foreign Governmental Entities), and whether disputed or not.

3.10  Employee Benefit Plans.

      3.10.1 List of Plans. Schedule 3.10 hereto contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs or agreements, and every material written personnel policy, relating to any persons employed by the Company or in which any person employed by the Company is eligible to participate and which is currently maintained or that was maintained at any time in the last five calendar years by the Company or any ERISA Affiliate (collectively, the "Company Plans"). The Company has made available to Parent complete copies, as of the date hereof, of all of the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. The Company has made available to Parent complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Plans that are in the possession of the Company as of the date hereof. Except as set forth on
Schedule 3.10, the Company does not have any "defined benefit plans" as defined in Section 3(35) of ERISA.

      3.10.2 ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither the Company nor any ERISA Affiliate of the Company has ever maintained a Company Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No plan previously maintained by the Company or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Company Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company or its ERISA
Affiliates. Except as set forth on Schedule 3.10, with respect to all the Company Plans, the Company and every ERISA Affiliate of the Company are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither the Company nor any ERISA Affiliate of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Plans, has engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and
Section 406 of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Plans or the trusts relating thereto or any party dealing with any of the Company Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Except as set forth on Schedule 3.10, neither the Company Plans nor the trusts created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

      3.10.3 Plan Determinations. Each Company Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and, to the knowledge of the Company, nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Company Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the Closing under the Company Plan terms and applicable law have been made.

      3.10.4  Funding.  Except as set forth on Schedule 3.10:

              (a) all contributions, premiums or other payments due or required to be made to the Company Plans as of the date hereof have been made as of the date hereof or are properly reflected on the Company Balance Sheet;

              (b) there are no actions, liens, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan;

              (c) to the knowledge of the Company, no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of a partial termination (within the meaning of Section 411(d)(3) of the Code) of any Company Plan;

              (d) each Company Plan that is a "group health plan" (as defined in Section 607(1) of ERISA) has been operated at all times in substantial compliance with the provisions of COBRA and any applicable, similar state law; and

              (e)  with respect to any Company Plan that is qualified under
Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

3.11  Employment-Related Matters.

      3.11.1  Labor Relations.  Except to the extent set forth on Schedule
3.11 hereto: (a) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any of its Subsidiaries; (b) there is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or threatened against or otherwise affecting the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced the same since January 1, 1992; (c) neither the Company nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future with respect to which the Company has any material liability; and (d) all salaries, wages, vacation pay, bonuses, commissions and other compensation due from the Company or its Subsidiaries to the employees of the Company and its Subsidiaries before the date hereof have been paid or accrued in all material respects as of the date hereof.

      3.11.2 Employee List. The Company has heretofore delivered to Parent a list (the "Employee List") dated as of June 1, 1998 containing the name of each employee of the Company and its Subsidiaries, and each such employee's position, starting employment date and annual salary. The Employee List is correct and complete as of the date of the Employee List. No third party has asserted any claim, or, to the knowledge of the Company, has any reasonable basis to assert any valid claim, against the Company or its Subsidiaries that either the continued employment by, or association with, the Company or its Subsidiaries of any of the present officers or employees of, or consultants to, the Company or its Subsidiaries contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information.

3.1   Environmental.

      3.12.1 Environmental Laws. Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in effect on the date hereof; (b) the Company and each of its Subsidiaries has not received any written communication that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof;
(c) to the knowledge of the Company, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws; (d) all material Permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are in full force and effect, the Company and its Subsidiaries are in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company or its Subsidiaries for the conduct of its and their business on the date hereof; and (e) the management, handling, storage, transportation, treatment, and disposal by the Company and each of its Subsidiaries of all Materials of Environmental Concern has been in compliance with all applicable Environmental Laws.

      3.12.2 Environmental Claims. Except as set forth on Schedule 3.12 hereto and except for Environmental Claims which, individually or in the aggregate, would not have a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

      3.12.3 No Basis for Claims. Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present actions or activities by the Company or any of its Subsidiaries, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries may have retained or assumed either contractually or by operation of law.

3.13 No Broker's or Finder's Fees. Except as disclosed in Schedule 3.13, the Company has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement.

3.14  Assets Other Than Real Property.

      3.14.1 Title. The Company or one of its Subsidiaries has good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any mortgage, pledge, lien, security interest, lease or other encumbrance (collectively, "Encumbrances"), except for (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practices,
(b) liabilities, obligations and Encumbrances reflected in the Company Balance Sheet or otherwise in the Company Financial Statements, (c) Permitted Encumbrances, and (d) liabilities, obligations and Encumbrances set forth on
Schedule 3.14 hereto.

      3.14.2 Accounts Receivable. Except as set forth on Schedule 3.14, all receivables shown on the Company Balance Sheet and all receivables accrued by the Company since the date of the Company Balance Sheet, have been collected or are collectible in all material respects in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Company Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Company Balance Sheet.

      3.14.3  Condition.   All material plant, equipment and personal property
owned by the Company and its subsidiaries and regularly used in its and their businesses is in good operating condition and repair, ordinary wear and tear excepted.

3.15  Real Property.

      3.15.1 Company Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

      3.15.2 Company Leases. Schedule 3.15 hereto lists all of the Company Leases. Complete copies of the Company Leases, and all material amendments thereto (which are identified on Schedule 3.15), have been made available by the Company to Parent. The Company Leases grant leasehold estates free and clear of all Encumbrances granted by or caused by the actions of the Company. To the knowledge of the Company, the Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Company Lease, has committed a material breach or default under any Company Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that the Company or any of its Subsidiaries is likely to be in material breach or default thereunder. Schedule 3.15 correctly identifies each Company Lease the provisions of which would be materially and adversely affected by the transactions contemplated hereby and each Company Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company or any of its Subsidiaries. No Company Leases have an unexpired term which including any renewal or extensions of such term provided for in the Company Lease could exceed fifty years.

      3.15.3 Condition. All buildings, structures and fixtures, or parts thereof, used by the Company or any of its Subsidiaries in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Company Leases, to be insured by third parties.

3.16  Agreements, Contracts and Commitments.

      3.16.1 Company Agreements. Except as set forth on Schedule 3.16 hereto or any other Schedule hereto, neither the Company nor any of its Subsidiaries is a party to:

              (a) any bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

              (b) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors and consultants to the extent there remain at the date hereof obligations to be performed by the Company or any of its Subsidiaries);

              (c) any agreement for personal services or employment with a term of service or employment specified in the agreement or any agreement for personal services or employment in which the Company or any of its Subsidiaries has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

              (d) any agreement of guarantee or indemnification in an amount that is material to the Company and its Subsidiaries taken as a whole;

              (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to compete with any person in any geographic area or to engage in any line of business;

              (f) any lease other than the Company Leases under which the Company or any of its Subsidiaries is lessee that involves payments of $50,000 or more per annum or is material to the conduct of the business of the Company;

              (g) any joint venture or profit-sharing agreement (other than with employees);

              (h) except for trade indebtedness incurred in the ordinary course of business and equipment leases entered into in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any of its Subsidiaries or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that individually is in the amount of $50,000 or more;

              (i) any license agreement, either as licensor or licensee, involving payments (including past payments) of $50,000 in aggregate or more, or any material distributor, dealer, reseller, franchise, manufacturer's representative, or sales agency or any other similar material contract or commitment;

              (j) any agreement granting exclusive rights to, or providing for the sale of, all or any portion of the Company Proprietary Rights;
              (k) any agreement or arrangement providing for the payment of any commission based on sales other than to employees of the Company or any of its Subsidiaries;

              (l) any agreement for the sale by the Company or its Subsidiaries of materials, products, services or supplies that involves future payments to the Company or its Subsidiaries of more than $50,000;

              (m) any agreement for the purchase by the Company or any of its Subsidiaries of any materials, equipment, services, or supplies, that either
(i) involves a binding commitment by the Company or any of its Subsidiaries to make future payments in excess of $50,000 and cannot be terminated by it without penalty upon less than three months' notice or (ii) was not entered into in the ordinary course of business;

              (n) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the business of the Company and its Subsidiaries;

              (o) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company or any of its Subsidiaries that involves future payments by it of more than $50,000;

              (p) any agreement or commitment to which present or former directors, officers or Affiliates of the Company (or directors or officers of an Affiliate of the Company) are also parties;

              (q) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company or any of its Subsidiaries of more than $100,000, other than the Company Leases; or

              (r) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

      3.16.2 Validity. Except as set forth on Schedule 3.16, to the knowledge of the Company, all contracts, leases, instruments, licenses and other agreements required to be set forth on Schedule 3.16 are valid and in full force and effect and the Company has not, nor, to the knowledge of the Company, has any other party thereto, breached any provision of, or defaulted under the terms of any such contract, lease, instrument, license or other agreement, except for any breaches or defaults that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or have been cured or waived. Schedule 3.16 identifies each contract and other document set forth on Schedule 3.16 or disclosed by the Company on another Schedule hereto that requires the consent of a third party in connection with the transactions contemplated hereby.

3.17  Intellectual Property.

3.17.1 Right to Intellectual Property.17.1 Right to Intellectual Property. Except as set forth on Schedule 3.17 hereto, the Company and its Subsidiaries own, or have perpetual, fully paid, worldwide rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are used in the business of the Company and its Subsidiaries as currently conducted (the "Company Proprietary Rights").

      3.17.2 No Conflict. Set forth on Schedule 3.17 is a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as set forth on Schedule 3.17, none of the Company's or its Subsidiaries' currently marketed software products has been registered for copyright protection with the United States Copyright Office or any foreign offices nor has the Company or any of its Subsidiaries been requested to make any such registration. Set forth on Schedule 3.17 is a complete list of all material licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries or any other person is authorized to use any Company Proprietary Right (excluding End-User Licenses) or other trade secret material to the business of the Company and its Subsidiaries, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any of its Subsidiaries is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company or its Subsidiaries' rights under such license, sublicense or agreement. Except as disclosed in this Article 3, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its Subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth on Schedule 3.17, the Company or one of its Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any and all liens, claims and encumbrances), the Company Proprietary Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Proprietary Rights are being used. No claims with respect to the Company Proprietary Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds for any bona fide claims to the effect that the manufacture, sale, licensing or use of any of the products of the Company and its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company and its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or any of its Subsidiaries' business as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries, or challenging the ownership by the Company or any of its Subsidiaries, or the validity or effectiveness of any of the Company Proprietary Rights. All material registered trademarks, service marks and copyrights held by the Company and its Subsidiaries are valid and subsisting. To the knowledge of the Company there is no material unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Proprietary Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries. Except as set forth in Schedule 3.17, neither the Company nor any of its Subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or its Subsidiaries are restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company's products, packaging and documentation contain copyright notices sufficient to maintain copyright protection on the copyrighted portions of the Company Proprietary Rights.

      3.17.3 Employee Agreements. Except as set forth on Schedule 3.17, each employee, officer and consultant of the Company and its Subsidiaries has executed a confidentiality agreement in substantially the form attached hereto as Schedule 3.17.3, providing the Company or one of its Subsidiaries with title and ownership to the Company Proprietary Rights developed or used by the Company and its Subsidiaries in their business. No employee, officer or consultant of the Company and its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company or any previous employer.

3.18 Insurance Contracts. Schedule 3.18 hereto lists all contracts of insurance and indemnity in force at the date hereof with respect to the Company and its Subsidiaries. Such contracts of insurance and indemnity and those shown in other Schedules to this Agreement (collectively, the "Company Insurance Contracts") insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company and its Subsidiaries' property, business and operations. All of the Company Insurance Contracts are in full force and effect, with no default thereunder by the Company or its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance Contracts will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the Company Insurance Contracts.

3.19 Banking Relationships. Schedule 3.19 hereto shows the names and locations of all banks and trust companies in which the Company or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

3.20 Proxy Statement. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. The Proxy Statement will comply as to form with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.


                                  ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
           -------------------------------------------------------

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

4.1 Corporate Status of Parent and its Subsidiaries. Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

4.2 Authorized Stock of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Stock, of which all 100 shares are issued and outstanding. All of the outstanding shares of Merger Sub Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

4.3   Authority for Agreement; Noncontravention.

      4.3.1 Authority of Parent. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and the stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and the other agreements contemplated hereby to be signed by Parent or Merger Sub have been duly executed and delivered by Parent and Merger Sub, as the case may be, and constitute valid and binding obligations of Parent and Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      4.3.2 No Conflict. Except as set forth on Schedule 4.3.2 hereto, neither execution and delivery of this Agreement by Parent or Merger Sub, nor the performance by Parent or Merger Sub of its obligations hereunder, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of Parent or its Subsidiaries (including Merger
Sub), or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, Permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Parent, Merger Sub or any of Parent's other Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the Commonwealth of Virginia, (iii) filing with the Federal Trade Commission and the United States Department of Justice pursuant to the provisions of the H-S-R Act, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Parent Material Adverse Effect.

4.4 SEC Statements, Reports and Documents. Parent has timely filed all required forms, reports, statements and documents with the SEC since January 1, 1993. Parent heretofore has delivered or made available to counsel for the Company true and complete copies of (a) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1996 and 1997, respectively, (b) its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, December 31, 1996, September 30,1997, December 31, 1997 and March 31, 1998, respectively, (c) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1996, (d) all other forms, reports, statements and documents filed or required to be filed by it with the SEC since June 30, 1996, and (e) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (the documents referred to in clauses (a), (b), (c), (d) and (e) being hereinafter referred to as the "Parent Reports"). As of their respective dates, the Parent Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent Reports were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the consolidated financial position, results of operations and changes in financial position of Parent and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material. The consolidated balance sheet of Parent and its subsidiaries at June 30, 1997, including the notes thereto, is hereinafter referred to as the "Parent Balance Sheet."

4.5 Absence of Material Adverse Changes. Since the date of the Parent Balance Sheet, Parent has not suffered any Parent Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Parent Material Adverse Effect.

4.6 Litigation and Audits. Except for any claim, action, suit or proceeding disclosed in the Parent Reports or set forth on Schedule 4.6 hereto, (a) there is no investigation by any Governmental Entity with respect to Parent or its Subsidiaries pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated to Parent or any of its Subsidiaries an intention to conduct the same, and (b) there is no claim, action, suit, arbitration or proceeding pending or threatened against or involving Parent or any of its Subsidiaries, or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, in each case that, if adversely determined, either singly or in the aggregate, would prevent or materially delay the consummation of the transactions contemplated hereby.

4.7 Proxy Statement. The information provided by Parent or Merger Sub for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment or a supplement to the Proxy Statement, Parent or Merger Sub shall promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.


                                  ARTICLE 5
                     CONDUCT PRIOR TO THE EFFECTIVE TIME
                     -----------------------------------
5.1 Conduct of Business of the Company. Except as set forth on Schedule 5.1 hereto, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company and each of its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business relationships with it, to the end that the Company's and each of its Subsidiaries' goodwill and ongoing business be unimpaired at the Effective Time, and (ii) promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company and each of its Subsidiaries which will have or could reasonably be expected to have a Company Material Adverse Effect. In addition, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company and each of its Subsidiaries shall not, except to the extent that Parent shall otherwise consent in writing:

      (a)   amend its charter documents or by-laws;

      (b) declare or pay any dividends or distributions on the Company's outstanding shares of capital stock nor purchase, redeem or otherwise acquire for consideration any shares of the Company's capital stock or other securities except in accordance with agreements existing as of the date hereof or as permitted under the Company Option Plans;

      (c) issue or sell any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, or issue, grant, or sell any options, stock appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating it to issue or sell any shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, other than the issuance of shares of Company Common Stock pursuant to the conversion, exercise or exchange of securities therefor outstanding as of the date hereof in accordance with their terms;

      (d) borrow or agree to borrow any funds or voluntarily incur, or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or Liability, except obligations incurred in the ordinary course of business consistent with past practices;

      (e) pay, discharge or satisfy any claim, obligation or Liability in excess of $50,000 (in any one case) or $100,000 (in the aggregate), other than the payment, discharge or satisfaction in the ordinary course of business of obligations reflected on or reserved against in the Company Balance Sheet, or incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices or in connection with this transaction;

      (f) except as required by applicable law, adopt or amend in any material respect, any agreement or plan (including severance arrangements) for the benefit of its employees;

      (g) sell, mortgage, pledge or otherwise encumber or dispose of any of its assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practices;

      (h) acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practices;

      (i) subject to Section 5.1(o), increase the following amounts payable or to become payable: (i) the salary of any of its directors or officers, other than increases in the ordinary course of business consistent with past practices and not exceeding, in any case, ten percent (10%) of the director's or officer's salary on the date hereof, (ii) any other compensation of its directors or officers, including any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of those persons, other than increases that are provided in the ordinary course of business consistent with past practices to broad categories of employees and do not discriminate in favor of the aforementioned persons, and (iii) the compensation of any of its other employees, consultants or agents except in the ordinary course of business consistent with past practices;

      (j) dispose of, permit to lapse, or otherwise fail to preserve the rights of the Company or any of its Subsidiaries to use the Company Proprietary Rights or enter into any settlement regarding the breach or infringement of, any Company Proprietary Rights, or modify any existing rights with respect thereto, other than in the ordinary course of business consistent with past practices, and other than any such disposal, lapse, failure, settlement or modification that does not have and could not reasonably be expected to have a Company Material Adverse Effect;

      (k) sell, or grant any right to exclusive use of, all or any part of the Company Proprietary Rights;

      (l) enter into any contract or commitment or take any other action that is not in the ordinary course of its business or could reasonably be expected to have an adverse impact on the transactions contemplated hereunder or that would have or could reasonably be expected to have a Company Material Adverse Effect;

      (m) amend in any material respect any agreement to which the Company or any of its Subsidiaries is a party the amendment of which will have or could reasonably be expected to have a Company Material Adverse Effect;

      (n)   waive, release, transfer or permit to lapse any claims or rights
(i) that has a value, or involves payment or receipt by it, of more than $50,000 or (ii) the waiver, release, transfer or lapse of which would have or could reasonably be expected to have a Company Material Adverse Effect;

      (o) take any action that would materially decrease the Company's net worth, provided, however, that payments by the Company of reasonable legal and accounting fees related to the Merger and/or the disposition of QTPI shall not be deemed to be a breach of this Section 5.1(o);

      (p) make any change in any method of accounting or accounting practice other than changes required to be made in order that the Company's financial statements comply with GAAP; or

      (q) agree, whether in writing or otherwise, to take any action described in this Section 5.1.

5.2 Conduct of Business of Parent. Between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, Parent and each of its Subsidiaries shall not, except to the extent that the Company shall otherwise consent in writing, take any action that would materially impair Parent's ability to pay the aggregate Merger Price or otherwise to perform its obligations under this Agreement.


                                  ARTICLE 6
                            ADDITIONAL AGREEMENTS
                            ---------------------

6.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger which shall not be withdrawn, modified or withheld except in compliance with the fiduciary duties of the Company's Board under applicable law.

6.2 Meeting of Stockholders. Promptly after execution of this Agreement, the Company shall take all action necessary in accordance with the VSCA and its certificate of incorporation and by-laws to convene the Company Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger.

6.3 Amendment of Stock Options. Promptly after execution of this Agreement, the Company shall take such action as may be practicable under the terms of all outstanding Company Stock Options and the Company SECT to ensure that at the Effective Time, each Company Stock Option then outstanding shall be converted into the right to receive payment from the Company SECT of the amount of the excess, if any, of the Merger Price Per Share for each share of Company Common Stock for which that Company Stock Option was theretofore exercisable over the exercise price per share for each such share of Company Common Stock. It is understood that, since the Company will not receive the exercise price for any Company Stock Option amended as provided in this paragraph, there will be no Principal Reduction (as defined in section 2.3 of the Amended and Restated Trust Agreement effective as of March 25, 1998) with respect to any payment by the Company SECT to the holder of any Company Stock Option so converted.

6.4 Disposition of QTPI. As promptly as practicable after execution of this Agreement, the Company shall take action to dispose entirely of its interest in QTPI.

6.5 Exclusivity. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article 9 hereof, the Company and its Subsidiaries will not, directly or indirectly, through their respective affiliates, agents, officers and directors, directly or indirectly, solicit, initiate, or participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to, any corporation, partnership, person, or other entity or group concerning any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock, or similar transaction involving the Company or any of its Subsidiaries (all such transactions being referred to herein as "Acquisition Proposals"). Notwithstanding the foregoing, the Company may furnish information concerning its business, properties, or assets to and enter into negotiations with a corporation, partnership, person, or other entity or group, if the party receives an unsolicited Acquisition Proposal and outside counsel to the Company advises the Company's Board of Directors in writing that the Board's fiduciary responsibilities under applicable law require that such information be provided or negotiations be held with the person presenting the Acquisition Proposal in order to avoid a breach of such fiduciary responsibilities.

6.6 Expenses. Each party hereto shall be responsible for its own costs and expenses in connection with the Merger, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants.

6.7 Affiliate Agreements. Set forth on Schedule 6.7 is a list of those Affiliates of the Company who have executed agreements in the form attached hereto as Exhibit 6.7 (the "Affiliate Agreements"), effective simultaneously with the effectiveness of this Agreement.

6.8 Access and Information. The Company shall afford to Parent and to its officers, employees, accountants, counsel and other authorized representatives full and complete access, upon 24 hours advance telephone notice, during regular business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, to its offices, properties, books and records and those of its Subsidiaries, and shall use reasonable efforts to cause its representatives and independent public accountants to furnish to Parent such additional financial and operating data and other information as to its business, customers, vendors and properties and those of its Subsidiaries as Parent may from time to time reasonably request.

6.9 Public Disclosure. Except as otherwise required by law, any press release or other public disclosure of information regarding the proposed transaction (including the negotiations with respect to the Merger and the terms and existence of this Agreement) shall be developed by Parent, subject to the Company's review. The Company and Parent agree that each party's non-disclosure obligations contained in the Letter of Intent shall remain in full force and effect in accordance with the terms of such Agreement.

6.10 No Solicitation of Employees. Parent and the Company agree that between the date of this Agreement and the Effective Time or the date one year after the date, if any, on which this Agreement is earlier terminated pursuant to its terms, neither party shall solicit, induce or recruit any of the other party's employees to leave their employment, otherwise than in response to general advertisements or solicitations not directed specially to employees of the other party.

6.11 Directors and Officers Indemnification. From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (the "Indemnified Parties") to the same extent that such Indemnified Parties are currently indemnified by the Company pursuant to the Company's Certificate of Incorporation and By-Laws and the VSCA for acts or omissions in their capacities as officers or directors of the Company occurring on or prior to the Effective Time.

6.12 Reasonable Efforts. Subject to terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company and Parent each will use all reasonable efforts to obtain all approvals, authorizations, consents and waivers from, and give all notices to, any public or private third parties that are necessary on its part in order to effect the transactions contemplated hereby.


                                  ARTICLE 7
                            CONDITIONS PRECEDENT
                            --------------------

7.1 Conditions Precedent to the Obligations of Each Party. The obligations of the parties hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

      7.1.1 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote under applicable law of the stockholders of the Company.

      7.1.2 Hart-Scott-Rodino Compliance. All applicable waiting periods (and any extensions thereof) under the H-S-R Act shall have expired or otherwise been terminated.

      7.1.3 No Injunction. No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of the Merger or the other transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the Merger or any of the other transactions contemplated hereby.

      7.1.4 Illegality. There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any state or federal government agency that would prohibit or materially restrict the consummation of the Merger or the other transactions contemplated hereby.

7.2 Conditions Precedent to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

      7.2.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Company Material Adverse Effect; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed on behalf of the Company by the President and Chief Financial Officer of the Company.

      7.2.2 Agreements and Covenants. The Company shall have performed in all material respects all of its agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed on behalf of the Company by the President and Chief Financial Officer of the Company.

      7.2.3 Legal Opinion. Parent and Merger Sub shall have received an opinion from Michael P. Rivera, counsel to the Company, in substantially the form attached hereto as Exhibit 7.2.3 hereto.

      7.2.4 Closing Documents. The Company shall have delivered to Parent and Merger Sub such closing documents as Parent shall reasonably request (other than additional opinions of counsel).

      7.2.5 Third Party Consents. All third party consents or approvals listed in Schedule 7.2.5 hereto shall have been obtained by the Company and shall be effective and shall not have been suspended, revoked, or stayed by action of any such third party.

      7.2.6 Material Adverse Effect. Since the date of this Agreement, the Company shall not have suffered a Company Material Adverse Effect.

      7.2.7 Company Closing Certificate. The Company shall have delivered the Company Closing Certificate to Parent.

      7.2.8 Stockholder List. The Company shall have delivered to Parent the Stockholder List.

      7.2.9 Disposition of QTPI. The Company shall have disposed of its entire interest in QTPI and shall have no continuing agreement, obligation, liability or undertaking with respect to QTPI or any future interest in QTPI. The Company and Parent shall have agreed in good faith on the determination of the Adjustment Price Per Share.

      7.2.10 Amendment of Stock Options. The Company shall have completed the action to modify the terms of outstanding Company Stock Options as provided in Section 6.3 hereof.

7.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

      7.3.1 Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Parent Material Adverse Effect; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed on behalf of Parent by the President and Chief Financial Officer of Parent.

      7.3.2 Agreements and Covenants. Parent and Merger Sub shall have performed in all material respects all of their agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed on behalf of Parent by the President and Chief Financial Officer of Parent.

      7.3.3 Legal Opinion. The Company shall have received opinions from Jeffrey P. Elefante, Executive Vice President of Parent, and Foley, Hoag & Eliot LLP, counsel to Parent, in substantially the forms attached hereto as
Exhibit 7.3.3.

      7.3.4 Closing Documents. Parent and Merger Sub shall have delivered to the Company such closing documents as the Company shall reasonably request (other than additional opinions of counsel).

      7.3.5 Material Adverse Effect. Since the date of this Agreement, Parent shall not have suffered a Parent Material Adverse Effect.

      7.3.6 Parent Closing Certificate. The Parent shall have delivered the Parent Closing Certificate to Company.

      7.3.7 Payment of Purchase Price. The Parent shall have tendered the aggregate Merger Price pursuant to the provisions of Section 2.4.2 hereof.


                                  ARTICLE 8
                         SURVIVAL OF REPRESENTATIONS
                         ---------------------------

8.1   Survival of Representations.

      8.1.1 The Company's Representations. All representations and warranties made by the Company in this Agreement or any certificate or other writing delivered by the Company pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of Parent and shall terminate on the first anniversary of the Closing Date (except that Parent claims pending on the first anniversary of the Closing Date shall continue until resolved. The covenants made by the Company in this Agreement or any certificate or other writing delivered by the Company or any of its Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of Parent.

      8.1.2 Parent's Representations. All representations and warranties made by Parent and Merger Sub in this Agreement or any certificate or other writing delivered by Parent, Merger Sub or any of their respective Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the Company and shall terminate on the first anniversary of the Closing Date (except that Company claims pending on the first anniversary of the Closing Date shall continued until resolved). The covenants made by the Parent in this Agreement or any certificate or other writing delivered by the Parent, Merger Sub and their respective Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the Company.


                                  ARTICLE 9
                              OTHER PROVISIONS
                              ----------------

9.1 Termination Events. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

      (a)  by mutual written consent of Parent and the Company;

      (b) by Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten business days after written notice to the Company (provided, that neither Parent nor Merger Sub is in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.2.1 or Section 7.2.2 hereof, as the case may be, will not be satisfied;

      (c) by Parent, if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any material respect its approval of this Agreement or the transactions contemplated herein, or (ii) taken any public position inconsistent with its approval or recommendation, including, without limitation, having failed (without the consent of Parent) after a reasonable period of time to reject or disapprove any Acquisition Proposal (or after a reas onable period of time to recommend to its shareholders such rejection or disapproval), and in that event the Company shall pay to Parent, to compensate it for its expenses incurred and effort expended in preparing for the combination, a fee of one million dollars ($1,000,000);

      (d) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten business days after written notice to Parent (provided, that the Company is not in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.3.1 or Section 7.3.2 hereof, as the case may be, will not be satisfied;

      (e) by the Company, if the Company accepts an Acquisition Proposal pursuant to a good-faith determination by its Board of Directors, after taking advice of counsel, that not to accept the Acquisition Proposal would constitute a breach of the Directors' fiduciary duty under Virginia corporation law, provided, however, that in that event the Company shall pay to Parent, to compensate it for its expenses incurred and effort expended in preparing for the combination, a fee of one million dollars ($1,000,000);

      (f) by any party hereto if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Parent's ownership or operation of all or a material portion of the business or assets of the Company, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger; (iii) if the Company's stockholders do not approve this Agreement and the transactions contemplated hereby at the Company Meeting; or

      (g) by any party hereto if the Merger shall not have been consummated by October 31, 1998, provided that the right to terminate this Agreement under this Section 9.1(g) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand sent via a reputable nationwide courier service or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed or sent:

     To Parent and Merger Sub:
          CACI International Inc
          1100 North Glebe Road
          Arlington, VA  22201
          Attention:  Dr. J. P. London, Chairman

     with copies to:
          Jeffrey P. Elefante
          Executive Vice President, General Counsel and Secretary
          CACI International Inc
          1100 North Glebe Road
          Arlington, VA  22201

          David W. Walker, Esq.
          Foley, Hoag & Eliot LLP
          One Post Office Square
          Boston, MA  02109

     To the Company:
          QuesTech, Inc.
          7600-A Leesburg Pike,
          Falls Church, Virginia  22043
          Attention:  Vincent L. Salvatori, Chairman

     with copies to:
          Michael P. Rivera, Esq.
          Vice President, General Counsel, and Secretary
          QuesTech, Inc.
          7600-A Leesburg Pike,
          Falls Church, Virginia  22043

9.3 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including the Letter of Intent. Each party hereto acknowledges that, in entering this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the agreements among the parties contemplated by or referred to herein.

9.4 Assignability. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto, except that certain rights and obligations of Merger Sub and the Company may be assigned and delegated to the Surviving Corporation as a result of the Merger without any further consent hereunder.

9.5 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

9.6 Specific Performance. The parties hereto acknowledge that damages alone may not adequately compensate a party for violation by another party of this Agreement. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, any party shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by any other party hereunder, including the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof.

9.7 Governing Law. This Agreement shall take effect and shall be construed as a contract under the laws of the Commonwealth of Virginia.

9.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Merger under seal as of the date first above written.

CACI International Inc



By: ___________________________
      Title:


CACI Acquisition Corporation



By: ___________________________
      Title:

QuesTech, Inc.



By: ___________________________
      Title:


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
List of Exhibits



Exhibit   Description
-------   -----------

2.1       Form of Certificate of Merger
6.7       Form of Affiliate Agreement
7.2.3     Form of Opinion from the Company's Counsel
7.3.3     Form of Opinion from Parent's Counsel

             AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER
             ---------------------------------------------------

This Amendment No. 1 to the Agreement and Plan of Merger dated July 30, 1998 by and among CACI International Inc (Parent), CACI Acquisition Corporation (Merger Sub) and QuesTech, Inc. (the Company) (the Merger Agreement) is effective as of October 6, 1998.

                                 WITNESSETH
                                 ----------

WHEREAS, the parties have been engaged in a range of actions aimed at satisfying all of the conditions precedent to making the proposed merger of Parent, Merger Sub, and the Company effective (the Merger);

WHEREAS, practical considerations attendant to such actions have caused the parties to spend more time than originally anticipated in satisfying all of the conditions precedent to closing the Merger;

WHEREAS, the parties remain committed to completing all transactions contemplated by the Merger Agreement; and

WHEREAS, based on the current status of all activities related to the Merger Agreement the parties anticipate that they will be able to effect a closing of the Merger by November 15, 1998;

NOW, THEREFORE, Parent, Merger Sub and the Company hereby agree as follows:

1. Article 9, Subsection 9.1(g) of the Merger Agreement is, and hereby shall be, amended by deleting the date "October 31, 1998" in the second line of the Subsection and replacing it with the date "November 15, 1998;"

2. All of the other terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Agreement and Plan of Merger.


CACI International Inc



By:   /s/   Jeffrey P. Elefante            Date        10/5/98
   ----------------------------------          ------------------------

CACI Acquisition Corporation



By:   /s/   Jeffrey P. Elefante            Date        10/5/98
   ----------------------------------          ------------------------

QuesTech, Inc.



By:   /s/   M. P. Rivera                   Date        10/5/98
   ----------------------------------          ------------------------